Exhibit 99.1

Lifetime Brands, Inc. Reports Second Quarter Financial Results

Reaffirms Financial Guidance for 2018

Declares Regular Quarterly Dividend

GARDEN CITY, NY, — August 6, 2018 — Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the second quarter ended June 30, 2018.

Second Quarter Financial Highlights:

Consolidated net sales were $148.7 million, as compared to consolidated net sales of $117.4 million for the corresponding period in 2017. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased $30.1 million, or 25.3%, as compared to consolidated net sales in the corresponding period in 2017.

Gross margin was $52.1 million, or 35.0%, as compared to $42.8 million, or 36.5%, for the corresponding period in 2017.

Loss from operations was $3.3 million, as compared to a loss of $3.1 million for the corresponding period in 2017.

Net loss was $6.1 million, or $0.30 per diluted share, as compared to a net loss of $2.1 million, or $0.14 per diluted share, in the corresponding period in 2017.

Adjusted net loss was $5.7 million, or $0.28 per diluted share, as compared to a loss of $0.8 million, or $0.05 per diluted share, in the corresponding period in 2017.

Equity in earnings, net of taxes, was $155 thousand, as compared to $458 thousand in the corresponding 2017 period.

Six Months Financial Highlights:

Consolidated net sales were $266.8 million, as compared to consolidated net sales of $230.7 million for the corresponding period in 2017. In constant currency, consolidated net sales increased 13.8%.

Gross margin was $97.2 million, or 36.4%, as compared to $86.7 million, or 37.6%, for the corresponding period in 2017.

Loss from operations was $16.6 million, as compared to a loss of $5.0 million for the corresponding period in 2017.

Net loss was $17.7 million, or $0.96 per diluted share, as compared to a net loss of $3.4 million, or $0.24 per diluted share, in the corresponding period in 2017.

Adjusted net loss was $14.0 million, or $0.76 per diluted share, as compared to a loss of $2.0 million, or $0.14 per diluted share, in the corresponding period in 2017.

Equity in earnings, net of taxes, was $232 thousand, as compared to $998 thousand in the corresponding 2017 period.

Consolidated adjusted EBITDA was $69.2 million for the twelve months ended June 30, 2018, after giving effect to the pro forma adjustments, permitted under our debt agreements, for the acquisition of Filament and projected synergies.

Chief Executive Officer Rob Kay commented, “The integration of Filament Brands has been proceeding smoothly and we are ahead of schedule both in terms of identified cost savings and implementation timing. The meaningful steps we have taken to optimize the Company’s combined business structure have enabled us to surpass our original goal of realizing $8.1 million in annualized synergy savings. We are now on track to realize $10.0 million in savings annually. 2018 is expected to benefit by the realization of in excess of $2.0 million in savings, and we expect to realize the full amount of the $10.0 million in annual savings in 2019. This timing is consistent with our previously announced plan.

“We continue to expect the combination of Lifetime and Filament to be transformational, with progress becoming evident in the second half of this year and becoming more meaningful in 2019. While to date, our first priority has been to achieve substantial operational efficiencies, we are also working hard to evaluate and reposition our product portfolio as well as enter growth categories and lay the groundwork for realizing increased profit opportunities worldwide. Recognizing that today’s retail environment is challenging, we believe Lifetime’s expanded capabilities, customer base and ability to evolve will help us achieve these goals.

“Lifetime Brands is executing our plan for 2018, including the shipment of the largest single order Lifetime has ever received in the third quarter combined with various other new programs and promotions. We expect these to have a positive impact on our financial results in the year’s second half. Accordingly, we are reaffirming the Company’s financial guidance for 2018, provided on May 8, 2018.”

Dividend

On Tuesday, July 31, 2018, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on November 15, 2018 to shareholders of record on November 1, 2018.

Conference Call

The Company has scheduled a conference call for August 6, 2018 at 11:00 a.m. ET. The dial-in number for the conference call is (844) 787-0801 or (661) 378-9632, passcode #3477586. A live webcast of the conference call will be accessible through https://edge.media-server.com/m6/p/wzu2m5ei. For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, adjusted net income, adjusted diluted income per common share, and consolidated adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding our current and projected financial and operating performance and all guidance related thereto, our future plans and intentions regarding the Company and its consolidated subsidiaries, and the expected results of the combination of Lifetime and Filament. Such statements represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; the possibility of impairments to the Company’s goodwill; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; expenses and other challenges relating to the integration of the Filament Brands business and future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Mossy Oak®, Swing-A-Way® Taylor® Kitchen and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Rabbit® Towle® Silversmiths, Tuttle®, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including Bombay®, BUILT NY®, Taylor® Bath and Taylor® Weather. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc. Laurence Winoker, Chief Financial Officer 516-203-3590 investor.relations@lifetimebrands.com	Lippert/Heilshorn& Assoc. Harriet Fried, SVP 212-838-3777 hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands — except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30
	2018	2017	2018	2017
Net sales	$148,651	$117,393	$266,820	$230,749
Cost of sales	96,573	74,596	169,655	144,011

Gross margin	52,078	42,797	97,165	86,738
Distribution expenses	14,942	12,582	32,764	26,015
Selling, general and administrative expenses	40,042	33,102	80,217	65,484
Restructuring expenses	395	254	801	254

Loss from operations	(3,301)	(3,141)	(16,617)	(5,015)
Interest expense	(4,676)	(1,001)	(6,779)	(1,942)
Loss on early retirement of debt	—	(110)	(66)	(110)

Loss before income taxes and equity in earnings	(7,977)	(4,252)	(23,462)	(7,067)
Income tax benefit	1,765	1,698	5,575	2,642
Equity in earnings, net of taxes	155	458	232	998

NET LOSS	$(6,057)	$(2,096)	$(17,655)	$(3,427)

Weighted-average shares outstanding — basic	20,327	14,456	18,474	14,426

BASIC LOSS PER COMMON SHARES	$(0.30)	$(0.14)	$(0.96)	($0.24)

Weighted-average shares outstanding — diluted	20,327	14,456	18,474	14,426

DILUTED LOSS PER COMMON SHARE	$(0.30)	$(0.14)	$(0.96)	$(0.24)

Cash dividends declared per common share	$0.0425	$0.0425	$0.085	$0.085

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands — except share data)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,999	$7,600
Accounts receivable, less allowances of $6,037 at June 30, 2018 and $6,190 at December 31, 2017	93,100	108,033
Inventory	197,879	132,436
Prepaid expenses and other current assets	14,712	10,354
Income taxes receivable	4,095	—

TOTAL CURRENT ASSETS	315,785	258,423
PROPERTY AND EQUIPMENT, net	25,643	23,065
INVESTMENTS	23,501	23,978
INTANGIBLE ASSETS, net	366,198	88,479
DEFERRED INCOME TAXES	8,957	5,826
OTHER ASSETS	1,962	1,750

TOTAL ASSETS	$742,046	$401,521

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$1,247	$—
Short term loan	76	69
Accounts payable	43,915	25,461
Accrued expenses	52,937	44,121
Income taxes payable	—	1,864

TOTAL CURRENT LIABILITIES	98,175	71,515

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	20,847	20,249
DEFERRED INCOME TAXES	33,968	4,423
INCOME TAXES PAYABLE, LONG-TERM	311	311
REVOLVING CREDIT FACILITY	59,577	94,744
TERM LOAN	263,329	—

STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 50,000,000 at June 30, 2018 and December 31, 2017; shares issued and outstanding: 20,740,997 at June 30, 2018 and 14,902,527 at December 31, 2017	207	149
Paid-in capital	256,182	178,909
Retained earnings	41,126	60,546
Accumulated other comprehensive loss	(31,676)	(29,325)

TOTAL STOCKHOLDERS’ EQUITY	265,839	210,279

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$742,046	$401,521

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2018	2017
OPERATING ACTIVITIES
Net loss	$(17,655)	$(3,427)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,731	6,634
Amortization of financing costs	663	282
Deferred rent	368	(304)
Stock compensation expense	1,759	1,530
Undistributed equity in earnings, net	(232)	(970)
Loss on early retirement of debt	66	110
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	41,441	37,950
Inventory	(39,555)	(30,769)
Prepaid expenses, other current assets and other assets	(185)	1,107
Accounts payable, accrued expenses and other liabilities	5,170	(5,291)
Income taxes receivable	(4,095)	(4,279)
Income taxes payable	(4,242)	(6,858)

NET CASH USED IN OPERATING ACTIVITIES	(5,766)	(4,285)

INVESTING ACTIVITIES
Purchases of property and equipment	(3,168)	(2,710)
Filament acquisition, net of cash acquired	(217,932)	—

NET CASH USED IN INVESTING ACTIVITIES	(221,100)	(2,710)

FINANCING ACTIVITIES
Proceeds from revolving credit facility	126,283	123,534
Repayments of revolving credit facility	(161,173)	(110,937)
Proceeds from Term Loan	275,000	—
Repayment of Term Loan	(688)	—
Repayment of Credit Agreement term loan	—	(9,500)
Proceeds from short term loan	79	119
Payments on short term loan	(71)	(114)
Payment of financing costs	(11,154)	(30)
Payment of equity issuance costs	(936)	—
Payments for capital leases	(24)	(49)
Payments of tax withholding for stock based compensation	(398)	(176)
Proceeds from exercise of stock options	—	1,425
Cash dividends paid	(1,535)	(1,235)

NET CASH PROVIDED BY FINANCING ACTIVITIES	225,383	3,037

Effect of foreign exchange on cash	(118)	197
DECREASE IN CASH AND CASH EQUIVALENTS	(1,601)	(3,761)

Cash and cash equivalents at beginning of period	7,600	7,883

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,999	$4,122

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated adjusted EBITDA for the twelve months ended June 30, 2018:

Consolidated adjusted EBITDA for the Four Quarters Ended June 30, 2018
Three months ended June 30, 2018	$3,910
Three months ended March 31, 2018	(529)
Three months ended December 31, 2017	29,767
Three months ended September 30, 2017	26,500
Pro forma projected synergies	9,595

Total for the four quarters	$69,243

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	Twelve months ended June 30, 2018
Net income (loss) as reported	$(6,057)	$(11,598)	$1,251	$4,330	$(12,074)
Subtract out:
Undistributed equity in (earnings) losses, net	(155)	(77)	265	326	359
Add back:
Income tax expense (benefit)	(1,765)	(3,810)	8,169	3,505	6,099
Interest expense	4,676	2,103	1,177	1,172	9,128
Loss on early retirement of debt	—	66	—	—	66
Depreciation and amortization	6,422	4,309	3,468	4,063	18,262
Stock compensation expense	921	838	908	952	3,619
Unrealized (gain) loss on foreign currency contracts	(2,112)	393	169	897	(653)
Other permitted non-cash charges	916	287	—	—	1,203
Permitted acquisition related expenses	391	809	2,424	166	3,790
Permitted non-recurring charges	673	2,825	1,331	272	5,101
Pro forma Filament adjustment	—	3,326	10,605	10,817	24,748
Twelve Months ended June 30, 2018, Pro forma projected synergies	—	—	—	—	9,595

Consolidated adjusted EBITDA	$3,910	$(529)	$29,767	$26,500	$69,243

Consolidated adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, unrealized (gain) loss on foreign currency contracts, permitted non-recurring charges such as severance expense, warehouse relocation costs, transition expenses and restructuring expenses, and a non-cash purchase accounting adjustment to step-up the fair value of acquired inventory. Consolidated adjusted EBITDA includes pro forma adjustments, permitted under the debt agreements, for the acquisition of Filament and projected cost savings, operating expense reductions, restructuring charges and expenses and cost saving synergies projected by the Company as a result of actions taken through June 30, 2018 or expected to be taken as of June 30, 2018, net of the benefits realized.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands — except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net loss and adjusted diluted loss per common share:

	Three Months Ended June 30, 2018,		Six Months Ended June 30, 2018,
	2018	2017	2018	2017
Net loss as reported	$(6,057)	$(2,096)	$(17,655)	$(3,427)
Adjustments:
Acquisition related expenses (adjustments), net	391	(9)	1,200	26
Restructuring expenses	395	254	801	254
Severance expense	—	69	—	155
Integration charges	110	—	145	—
Warehouse relocation	168	—	2,552	—
Loss on early retirement of debt	—	110	66	110
Non-cash purchase accounting charges	916	—	1,203	—
Unrealized (gain) loss on foreign currency contracts	(2,112)	1,456	(1,719)	1,751
Deferred tax for foreign currency translation for Grupo Vasconia	501	(140)	306	(365)
Income tax effect on adjustments	9	(397)	(861)	(502)

Adjusted net loss	$(5,679)	$(753)	$(13,962)	$(1,998)

Adjusted diluted loss per common share	$(0.28)	$(0.05)	$(0.76)	$(0.14)

Adjusted net loss in the three and six months ended June 30, 2018 excludes acquisition related expenses, restructuring expenses, integration charges, warehouse relocation expenses, loss on retirement of debt, non-cash purchase accounting charges, the unrealized gain on foreign currency contracts and the deferred tax for foreign currency translation for Grupo Vasconia. Adjusted net loss in the three and six months ended June 30, 2017 excludes acquisition related expenses, restructuring expenses, severance expense, the unrealized loss on foreign currency contracts and the deferred tax for foreign currency translation for Grupo Vasconia.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Constant Currency:

	As Reported Three Months Ended June 30,			Constant Currency (1) Three Months Ended June 30,				Year-Over-Year Increase (Decrease)
Net sales	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S. Wholesale	$124,348	$94,770	$29,578	$124,348	$94,784	$29,564	$14	31.2%	31.2%	—%
International	19,083	19,365	(282)	19,083	20,559	(1,476)	1,194	(7.2)%	(1.5)%	5.7%
Retail Direct	5,220	3,258	1,962	5,220	3,258	1,962	—	60.2%	60.2%	—%

Total net sales	$148,651	$117,393	$31,258	$148,651	$118,601	$30,050	$1,208	25.3%	26.6%	1.3%

	As Reported Six Months Ended June 30,			Constant Currency (1) Six Months Ended June 30,				Year-Over-Year Increase (Decrease)
Net sales	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S. Wholesale	$215,143	$182,162	$32,981	$215,143	$182,188	$32,955	$26	18.1%	18.1%	—%
International	40,929	40,593	336	40,929	44,367	(3,438)	3,774	(7.7)%	0.8%	8.5%
Retail Direct	10,748	7,994	2,754	10,748	7,994	2,754	—	34.5%	34.5%	—%

Total net sales	$266,820	$230,749	$36,071	$266,820	$234,549	$32,271	$3,800	13.8%	15.6%	1.8%

(1)

“Constant Currency” is determined by applying the 2018 average exchange rates to the prior year local currency net sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency net sales growth excludes the impact of currency.